UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

REGENERX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of R. Don Elsey as Director of the Company

On September 1, 2010, the Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) appointed Mr. R. Don Elsey as a director of the Company. Mr. Elsey’s term will expire at the 2011 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Elsey and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Elsey and any of the Company’s other directors or executive officers. Mr. Elsey has also been appointed to each of the Audit Committee and Compensation Committee of the Company’s Board of Directors.

Additional information regarding Mr. Elsey is set forth below:

R. Don Elsey. R. Don Elsey, age 57, has served as senior vice president, finance and administration of Emergent BioSolutions Inc., a publicly held biopharmaceutical company, since May 2007, and as its chief financial officer since March 2006 and Treasurer since June 2005. Mr. Elsey previously served as vice president, finance of Emergent BioSolutions from June 2005 to May 2007. He served as the director of finance and administration at IGEN International, Inc., a publicly held biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. He received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant.

Mr. Elsey will be compensated in accordance with the Company’s director compensation policy in effect from time to time. He will receive a cash retainer at the rate of $13,905 per year and will also be eligible to receive $1,288 for each Board meeting attended in person and $412 for each Board meeting attended by telephone, and an additional $515 for each committee meeting attended, whether in person or by telephone. The Company will also reimburse Mr. Elsey for expenses incurred in attending meetings of the Board and other events attended on the Company’s behalf and at its request.

In addition, Mr. Elsey was granted a non-qualified stock option under the Company’s 2010 Stock Incentive Plan to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on September 1, 2010, the date of grant. The option will vest over four years, with 25% of the shares underlying the option vesting on the first through fourth anniversaries of the grant date.

On September 2, 2010, the Company issued a press release announcing the appointment of Mr. Elsey to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated September 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	RegeneRx Biopharmaceuticals, Inc.

	By:	/s/ J.J. Finkelstein

J.J. Finkelstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated September 2, 2010.

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